Exhibit 10.1

CONTRACT FOR PROFESSIONAL CONSULTING SERVICES

This professional consulting agreement is entered into by and between Julie Kruger, whose principal place of business is 5111 Juan Tabo Boulevard N.E. Albuquerque, New Mexico 87111, hereafter referred to as “Consultant”, and Falcon Ridge Development, Inc., a business entity duly organized and operating under the laws of the State of Nevada, whose business address is 5111 Juan Tabo Boulevard N.E. Albuquerque, New Mexico 87111, hereafter referred to as the “Company.” Both Consultant and the Company may be collectively referred to as the “parties.”

In consideration of the mutual promises, covenants and representations made herein, the parties agree as follows:

WHEREAS, the Company is a business entity duly registered and operating under the laws of the State of Nevada; and

WHEREAS, the Company is engaged in the lawful business of developing real estate; and,

WHEREAS, the Company desires to establish a professional consulting relationship with Consultant, for the main purpose of having Consultant endeavor to use her professional expertise towards managing its mortgage division related to the Company’s real estate development operations; and,

WHEREAS, Consultant is desirous of formalizing a contractual Relationship with the Company for the express purpose of managing its mortgage division related to the Company’s real estate development operations; and,

THUS, THE PARTIES AGREE AS FOLLOWS:

ARTICLE ONE: IDENTIFICATION OF THE PARTIES TO BE BOUND BY THIS AGREEMENT

Section 1.01 Parties to this agreement are Consultant and the Company identified above.

Section 1.02  For the purposes of this agreement, the parties’ respective addresses are:

(i) The Company:  5111 Juan Tabo Boulevard N.E.
                Albuquerque, New Mexico 87111;

(i) Consultant:   5111 Juan Tabo Boulevard N.E. Albuquerque,
          New Mexico 87111

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Section 1.03 Any formal notices or communications needed to be made pursuant to this agreement, with the exception of typical daily communications necessary in order to fulfill the services which are the subject matter of this agreement, must be made to the respective parties at the addresses indicated in Section 1.02

ARTICLE TWO: THE TERM OF THIS AGREEMENT

Section 2.01 This agreement, and the covenants and obligations assumed by the parties hereunder, shall last for a specific term of ONE Year from the date this agreement is signed by the parties hereto. If the parties hereto do not sign this agreement on the same day, then the term of the agreement shall be for ONE Year from the latter date this agreement is signed by either party.

Section 2.02 After this agreement becomes effective by both parties signing it, and after the term expires, this agreement may be renewed for another ONE Year term, as long as both parties are amenable to such a renewal. This renewal shall be accomplished by the parties signing a letter of renewal at least thirty (30) days before the original or pending twelve months term expires. This letter of renewal need only refer to this agreement and this subsection, and essentially state that both parties agree to a single twelve-month extension. Both parties must sign the letter of renewal. Once signed, the exact terms of this contract will be extended another twelve months, along with the same obligations and consideration on each parties behalf, that is, Consultant will continue to provide the same services provided for herein to the Company, and the Company will compensate Consultant similarly as provided for in the first or then pending twelve month term.

Section 2.03 If the parties do decide to renew the terms of this agreement for a successive ONE-Year term, all of the terms, provisions, covenants and obligations of this agreement will be renewed, unless otherwise modified pursuant to the express agreement of the parties herein.

ARTICLE THREE: TERMINATION OF THIS AGREEMENT

Section 3.01 If, after the original term of this agreement, neither the Company or Consultant desires to continue on with the provisions hereof, then the declining party shall communicate this fact to the other at least thirty days before the expiration of the twelve months term, and the contract will lapse due to expiration of time.

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Section 3.02 If, however, either party commits a material breach of the covenants and obligations assumed hereunder, then, for cause, the non-breaching party may choose to terminate this agreement, and stop either performing the services called for herein, or cease paying the consideration called for in this agreement. A material breach of this agreement will mean either party’s failure to live up to the covenants and obligations assumed hereunder. If either party believes that a material breach of this agreement has, or is about to occur, then the ostensible non-breaching party shall communicate in writing with the breaching party and attempt to resolve any dispute. If the dispute cannot be resolved, then the parties agree to submit the dispute to arbitration. The parties shall choose an arbitrator from the list of arbitrators available at the Superior Court for the State of New Mexico, County of Bernalillo. The parties shall bear the costs of arbitration equally. The parties agree that the arbitration shall be non-binding and shall be governed by the rules set forth in the New Mexico Code of Civil Procedure applying to Civil Arbitration. The parties agree that if arbitration or other legal proceedings need to be initiated to enforce the terms or provisions of this agreement, the prevailing party, as that party is determined by an arbitrator or a court of competent jurisdiction, shall have the right to recover all costs and reasonable attorneys fees. Both parties agree to submit to the jurisdiction of the Superior Court for the State of New Mexico, County of Bernalillo.

ARTICLE FOUR: COVENANTS UNDERTAKEN BY THE PARTIES -SERVICES AND CONSIDERATION THEREFOR

Section 4.01 Consultant agrees to perform the following consulting services on the Company’s behalf:

a. Meeting and conferring with the Company’s management, board of directors, officers, accountants, managers, employees and the like in reviewing and operating its business plans and mortgage operations; and

b. Reviewing such documentation as Consultant may find necessary in evaluating and executing the Company’s mortgage division and projects on behalf of the Company; and

c. Performing any analysis that Consultant determines is necessary in formulating plans, advice, recommendations and proposals to the Company regarding its mortgage division and projects; and

d. Consultant shall render such consulting services under this Agreement at her own cost.

Section 4.02 As compensation for the faithful services assumed herein by Consultant, the Company agrees to pay to Consultant twenty five thousand (25,000) shares of common securities in the Company.

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a. It is agreed to by the parties hereto that said payment of stock shall become due and payable immediately upon the execution of this agreement.

b. It is also expressly agreed to by the parties hereto that said payment of FREE-TRADING stock by the Company to Consultant shall be non-cancelable.

Section 4.03  The Company also agrees to reimburse Consultant for any and all reasonable costs incurred by Consultant in the performance of the duties undertaken by this agreement, including, but not limited to: travel expenses, and long distance phone charges.

ARTICLE FIVE: MODIFICATION

Section 5.01 This agreement, and the terms hereunder, cannot be modified unless by a signed writing executed by the parties hereto. The parties acknowledge that this agreement is the final expression of their agreement, and merges any and all previous oral and written agreements, negotiations and communications.

ARTICLE SIX: GOVERNING LAW

Section 6.01 This agreement shall be governed and interpreted by the laws of the State of New Mexico. The Courts of the State of New Mexico, County of Bernalillo shall have jurisdiction over the interpretation and enforcement of this agreement.

ARTICLE SEVEN: EFFECT OF WAIVER

Section 7.01 The waiver by either party of any particular clause or part of this agreement, or any obligation hereunder, shall not constitute a waiver of any or all of the remaining portions of this agreement. Likewise, the waiver by either party of any specific remedy, or part thereof, provided for under this agreement, shall not limit the waiving party’s right to any other remedy provided for under the law of the State of Nevada.

ARTICLE EIGHT: AUTHORITY TO BIND PRINCIPALS

Section 8.01 Each party hereto acknowledges that they have complete authority to enter into this agreement either individually, or in a representative or agency capacity with a corporate, or other business entity.

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ARTICLE NINE: NO EMPLOYMENT RELATIONSHIP

Section 9.01 It is recognized and affirmed by the parties hereto, that Consultant is an independent contractor. Neither Consultant nor Consultant's employees (if any) or contract personnel are, or shall be deemed, the Company’s employees. In its capacity as an independent contractor, Consultant agrees and represents, and the Company agrees, as follows:

a.Consultant reserves the right to perform services for others during the term of this agreement; however, Consultant will not perform services for any competitors of the Company’s during the term of this agreement, or for a period of two years after the services rendered under this Agreement have been completed.

b. Consultant has the sole right to control and direct the means, manner and method by which it performs the services to be rendered pursuant to this agreement. Consultant has the right to perform the services required under this agreement at any place or location or at any time it determines is appropriate.

c. Consultant has the power to hire assistants, subcontractors, or to use employees or contract personnel to provide the services agreed to herein. The services to be provided by Consultant to the Company are to be performed solely by Consultant, or any assistants, subcontractors, employees or contract personnel whom Consultant deems are necessary to perform said services. the Company shall not hire, supervise or control any assistants to help Consultant, and neither shall the Company provide any training to said personnel. the Company shall not require that Consultant, or any of Consultant’s employees, assistants, contract personnel or subcontractors devote full time to the services to be performed herein.

d. Consultant has complied with all federal, state and local laws requiring business permits, certificates, and licenses required to carry out the services to be performed under this agreement.

e. The Company will not withhold FICA from Consultant’s payments or make FICA  payments on Consultant’s behalf; the Company will not make state or federal unemployment compensation contributions on Consultant’s behalf; or, withhold  state or federal income taxes from Consultant’s payments.

f. Consultant understands that neither Consultant nor Consultant’s employees or contract personnel are eligible to participate in any employee pension, health,  vacation pay, sick pay, or other fringe benefit plan of the Company.

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g. The Company shall not obtain workers' compensation insurance on behalf of Consultant or any of Consultant’s employees, or contract personnel. If Consultant does have to hire employees or contract personnel in order to perform the services contemplated  under this agreement, then Consultant will bear all responsibility for acquiring workers' compensation insurance and agrees to hold the Company harmless from any claim for workers' compensation benefits filed by one of Consultant’s employees, subcontractors or contract personnel in performing the services rendered under this Agreement. Consultant also agrees to hold the Company harmless from all costs and attorney's fees in the event that any claim contemplated under this section by one of Consultant’s employees or contract personnel is filed.

h. The Company shall make no state or federal unemployment compensation payments on behalf of Consultant or any of Consultant’s subcontractors, employees, or contract personnel. Consultant will not be entitled to these benefits in connection with work performed under this agreement.

ARTICLE TEN: CONFIDENTIAL INFORMATION

Section 10.01 The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to it, in connection with the rendition of services and performance of their obligations of this agreement, confidential and/or proprietary information of the other party. The parties hereto agree that said confidential or proprietary information shall be held strictly confidential, and that should legal action become necessary to enforce this clause, the non-breaching party shall recover costs and attorney’s fees as expressed herein.

ARTICLE ELEVEN: ASSIGNMENT

Section 11.01 Neither party hereto may assign this Agreement without the prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.

ARTICLE TWELVE: COUNTERPART EXECUTION/FACSIMILE SIGNATURES

Section 12.01 This agreement may be executed in counterparts by the parties, with delivery to each party of the other party’s signature by facsimile being acceptable. Each executed copy of this agreement being so delivered shall be binding upon all parties hereto.

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FALCON RIDGE DEVELOPMENT, INC. (The “COMPANY”)

By: /s/ FRED MONTANO
     FRED MONTANO

Its: President/CEO

Dated: November 20, 2006

JULIE KRUGER (The “CONSULTANT”)

By: /s/ JULIE KRUGER
       JULIE KRUGER

Dated: November 20, 2006